                          PRAEGITZER INDUSTRIES, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 6, 1998

                            ------------------------

TO THE SHAREHOLDERS OF
  PRAEGITZER INDUSTRIES, INC.:

    The Annual Meeting of the Shareholders of Praegitzer Industries, Inc., an Oregon corporation, will be held at 2:00 p.m., Pacific Time, on November 6, 1998, at The Governor Hotel, 611 S.W. Tenth Avenue, Portland, Oregon 97205, for the following purposes:

    1. Electing directors to serve for the following year and until their successors are elected; and

    2. Amending the Company's 1995 Stock Incentive Plan (the "Plan") (i) to increase the total number of shares of the Company's Common Stock (the "Shares") reserved for issuance under the Plan from 1,500,000 Shares to 2,700,000 Shares, and (ii) to eliminate certain restrictions in the Plan that are no longer necessary or appropriate based on recent changes to the rules under Section 16 of the Securities Exchange Act of 1934; and

    3.  Transacting any other business that properly comes before the meeting.

    Only shareholders of record at the close of business on September 10, 1998 will be entitled to vote at the annual meeting.

    YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert L. Praegitzer
                                          CHIEF EXECUTIVE OFFICER
                                            AND CHAIRMAN OF THE BOARD

Dallas, Oregon
October 7, 1998

                          PRAEGITZER INDUSTRIES, INC.

                                ----------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

    The mailing address of the principal executive offices of the Company is 1270 S.E. Monmouth Cut Off, Dallas, Oregon 97338. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is October 7, 1998.

    UPON WRITTEN REQUEST TO GINA O'NEILL, INVESTOR RELATIONS, ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT WILL BE PROVIDED, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K.

                     SOLICITATION AND REVOCABILITY OF PROXY

    The enclosed proxy is solicited on behalf of the Board of Directors of Praegitzer Industries, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on November 6, 1998 and at any adjournment thereof. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to shareholders by the Company in connection with the Annual Meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is September 10, 1998. On that date there were 12,807,442 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

    The following table sets forth certain information regarding the beneficial ownership as of September 10, 1998 of the Common Stock by (i) each person known by the Company to own beneficially more than 5 percent of the Common Stock, (ii) each director and each director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                                                   NUMBER OF SHARES
                                                                                  BENEFICIALLY OWNED    PERCENTAGE
BENEFICIAL OWNER                                                                         (1)             OF SHARES
-------------------------------------------------------------------------------  --------------------  -------------
Robert L. Praegitzer ..........................................................         8,181,875(2)          63.9%
  1270 S.E. Monmouth Cut Off Road
  Dallas, Oregon 97338
Matthew J. Bergeron............................................................            51,049(3)         *
Robert J. Versiackas...........................................................           176,941(4)           1.4%
Gregory L. Lucas...............................................................            12,500(5)         *
Daniel J. Barnett..............................................................           142,370              1.1%
Merrill A. McPeak..............................................................             8,666(6)         *
Theodore L. Stebbins...........................................................            13,333(7)         *
Gordon B. Kuenster.............................................................                 0            *
All directors and executive officers as a group (11 persons)...................         8,623,401(8)          67.3%

------------------------

 *  Less than 1%

(1) Shares that the person has the right to acquire within 60 days after September 10, 1998 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2) Includes options to purchase 62,500 shares of Common Stock that are exercisable within 60 days after September 10, 1998 and excludes options to purchase 62,500 shares of Common Stock not exercisable within 60 days after September 10, 1998.

(3) Includes options to purchase 43,750 shares of Common Stock that are exercisable within 60 days after September 10, 1998 and excludes options to purchase 56,250 shares of Common Stock not exercisable within 60 days after September 10, 1998.

(4) Includes options to purchase 16,510 shares of Common Stock that are exercisable within 60 days after September 10, 1998 and excludes options to purchase 58,490 shares of Common Stock not exercisable within 60 days after September 10, 1998.

(5) Includes options to purchase 12,500 shares of Common Stock that are exercisable within 60 days after September 10, 1998 and excludes options to purchase 62,500 shares of Common Stock not exercisable within 60 days after September 10, 1998.

(6) Includes options to purchase 6,666 shares of Common Stock that are exercisable within 60 days after September 10, 1998 and excludes options to purchase 13,334 shares of Common Stock not exercisable within 60 days after September 10, 1998.

(7) Includes options to purchase 13,333 shares of Common Stock that are exercisable within 60 days after September 10, 1998 and excludes options to purchase 6,667 shares of Common Stock not exercisable within 60 days after September 10, 1998.

(8) Includes options to purchase 175,509 shares of Common Stock that are exercisable within 60 days after September 10, 1998. Excludes options to purchase 419,491 shares of Common Stock not exercisable within 60 days after September 10, 1998.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. Each nominee is now serving as a director of the Company. If a quorum of shareholders is present at the Annual Meeting, the six nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. The following table briefly describes the Company's nominees for directors.

NAME, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS                                                       AGE        SINCE
----------------------------------------------------------------------------------------------------      ---      ---------
ROBERT L. PRAEGITZER founded the Company in 1981 and has been its Chief Executive Officer and
  Chairman of the Board since that time and served as President from the founding until January
  1998..............................................................................................          67        1981

MATTHEW J. BERGERON joined the Company in 1990 as Chief Financial Officer. He became Senior Vice
  President in 1993, a director in November 1995, Executive Vice President and Chief Operating
  Officer in April 1997 and President in January 1998. Prior to joining the Company, Mr. Bergeron
  was an accountant at Johnson & Shute, P.S., a public accounting firm..............................          35        1995

DANIEL J. BARNETT joined the Company as a director in August 1996 in connection with the merger of
  Trend Circuits, Inc. ("Trend") into the Company. He served as Vice President of Sales of the
  Company from August 1996 to May 1998. Prior to the merger, Mr. Barnett had been the president of
  Trend since 1992..................................................................................          42        1996

THEODORE L. STEBBINS has been the Managing Director of Adams, Harkness & Hill, an investment banking firm, for more than five years and was elected to the Board of Directors of the Company in May
  1996..............................................................................................          57        1996

MERRILL A. MCPEAK joined the Company as a director in April 1997. He is a retired General of the
  United States Air Force. General McPeak served as Chief of Staff of the U.S. Air Force from
  October 1990 until October 1994. General McPeak serves as a director of four other publicly held companies: ECC International, Tektronix Inc., Thrustmaster Incorporated and Trans World Airlines.
  General McPeak is a distinguished advisor for Russia Special Purpose Corporation and is President
  of McPeak and Associates..........................................................................          62        1997

GORDON B. KUENSTER joined the Company as a director in November 1997. He is the Chief Executive
  Officer of Seattle Sight Systems, Inc., a manufacturer of application-specific, high resolution computer displays founded by Mr. Kuenster in 1996. He was founder and Chief Executive Officer of
  Virtual Vision, Inc. from 1991 to 1994 and Virtual Image Displays, Inc. from 1994 to 1996.........          65        1997

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met four times in the fiscal year ended June 30, 1998 ("fiscal 1998"). No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during fiscal 1998. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Company does not have a Nominating Committee.

    The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of audits, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of General McPeak,

Mr. Stebbins and Mr. Kuenster and met four times in fiscal 1998. The Compensation Committee determines compensation for the Company's executive officers, and administers the Company's 1995 Stock Incentive Plan and the Company's Employee Stock Purchase Plan. The Compensation Committee consists of Mr. Kuenster, General McPeak and Mr. Stebbins and met four times in fiscal 1998.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Company are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. In addition, each individual who becomes a nonemployee director of the Company receives a non-statutory option to purchase 10,000 shares of Common Stock when the individual becomes a director, and each nonemployee director of the Company is automatically granted an annual non-statutory option to purchase 5,000 shares of Common Stock upon re-election.

             PROPOSAL 2: AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN

    The Company maintains the 1995 Stock Incentive Plan (the "Plan") for the benefit of its employees and others who provide services to the Company. The Board of Directors believes the availability of stock incentives is an important factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of June 30, 1998, out of a total of 1,500,000 shares reserved for issuance under the Plan, only 257,981 shares remained available for grant. The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees and others. Accordingly, on September 15, 1998, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 1,200,000 shares for the Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 1,500,000 to 2,700,000 shares. The Board of Directors also approved and submitted to the shareholders for approval changes relating to the elimination of certain restrictions in the Plan that are no longer necessary or appropriate based on recent changes to the rules under
Section 16 of the Securities Exchange Act of 1934. Shareholder approval of this Proposal 2 will constitute a reapproval of the performance goals contained in the per-employee limits on grants of options and stock appreciation rights under the Plan of 200,000 shares for new hires and 50,000 shares annually otherwise. This reapproval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986. See "Tax Consequences."

    Certain provisions of the Plan are described below. The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Appendix A.

DESCRIPTION OF THE PLAN

    ELIGIBILITY. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

    ADMINISTRATION. Authority to administer the Plan is placed in the Board of Directors, which may promulgate rules and regulations for the operation of the Plan and generally supervise the administration of the Plan. The Board of Directors has delegated authority to administer the Plan to the Compensation Committee. Only the Board of Directors, however, may amend, modify or terminate the Plan.

    TERM OF PLAN. The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

    STOCK OPTIONS. The Board of Directors or an appropriate committee determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO") or a nonqualified stock option ("NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee with respect to an ISO at the time of grant owns stock possessing more than ten percent of the combined voting power of the Company, the option price may not be less than 110 percent of the fair market value of the Common Stock on the date of grant. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares in connection with the hiring of the employee or 50,000 shares in any calendar year otherwise. In addition, the amount of ISOs that may become exercisable under the Plan in any year is limited to $100,000 per optionee (based on the fair market value of the stock on the date of grant). No monetary consideration is paid to the Company upon the granting of options.

    Options granted under the Plan generally continue in effect for the period fixed by the Board of Directors or appropriate committee or officer, except that ISOs are not exercisable after the expiration of 10 years from the date of grant and ISOs granted to an individual possessing more than ten percent of the total combined voting power of the Company are not exercisable after the expiration of five years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The Plan provides that the Board of Directors or appropriate committee or officer may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash that may be the proceeds of a loan from the Company, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits or in other forms of consideration, as determined by the Board of Directors or appropriate committee or officer. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

    STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. Pursuant to the terms of the Plan, each individual who becomes a non-employee director receives a non-statutory option to purchase 10,000 shares of Common Stock when the individual becomes a director. In addition, and pursuant to the terms of the Plan as it is proposed to be amended, each non-employee director of the Company will be automatically granted an annual non-discretionary, non-statutory option to purchase 5,000 shares of Common Stock.

    STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over its fair market value on the date of grant or, if granted in connection with an option or an outstanding option previously granted under the Plan, the option price per share under the option to which the SAR relates.

    A SAR is exercisable only at the time or times established by the Board of Directors. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board of Directors. The Board of Directors may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the Plan.

    The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the common stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights.

    STOCK BONUS AWARDS. The Board of Directors may award Common Stock as a stock bonus under the Plan. The Board of Directors may determine the persons to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded.

    RESTRICTED STOCK. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Board of Directors may determine.

    CASH BONUS RIGHTS. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the Plan. No bonus rights have been granted under the Plan.

    PERFORMANCE UNITS. The Board of Directors may grant performance units consisting of monetary units that may be earned in whole or in part if the Company achieves goals established by the Board of Directors over a designated period of time, but in any event not more than 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the Board of Directors determines. No performance units have been granted under the Plan.

    FOREIGN QUALIFIED GRANTS. Awards under the Plan may be granted to eligible persons residing in foreign jurisdictions. The Board of Directors may adopt supplements to the Plan necessary to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the Plan.

    CHANGES IN CAPITAL STRUCTURE. The Plan provides that if the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each a "Transaction"), the Board of Directors will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan: (i) outstanding options will remain in effect in accordance with their terms; (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Board of Directors will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of the dissolution of the Company, options shall be treated in accordance with clause (iii) above.

TAX CONSEQUENCES

    Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code of 1986, as amended, and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under section 83(b) within 30 days after the original transfer. The Company will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount. A participant who receives a cash bonus right under the Plan will generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and the Company will generally be entitled to a deduction equal to the income recognized by the participant.

    Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the Plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and SARs may be granted. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market of the Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation paid by the Company with respect to the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the last fiscal year.

                                                                                  LONG-TERM
                                                       ANNUAL COMPENSATION       COMPENSATION
                                                    --------------------------   ------------
                                                    FISCAL                         OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION                          YEAR     SALARY     BONUS     GRANTED      COMPENSATION (1)
--------------------------------------------------  ------   --------    -----   ------------   ----------------
Robert L. Praegitzer .............................   1998    $300,000    $  0            0          $ 9,640
  Chief Executive Officer                            1997    $274,999       0      125,000            9,640
                                                     1996    $195,972       0            0           29,684

Matthew J. Bergeron ..............................   1998    $199,423       0       25,000            4,983
  President and Chief Operating Officer              1997    $149,999       0       25,000            4,983
                                                     1998    $134,084       0       50,000                0

Robert J. Versiackas .............................   1998    $199,892       0       58,957                0
  Senior Vice President of Operations                1997    $141,731       0       16,043                0
                                                     1996       --        --        --              --

Daniel J. Barnett (2) ............................   1998    $189,904       0            0                0
  Senior Vice President of Sales                     1997    $162,500       0       50,000                0
                                                     1996       --        --        --              --

Gregory L. Lucas .................................   1998    $181,442       0       25,000                0
  Senior Vice President of Technology                1997    $  7,115(3)    0       50,000                0
                                                     1996       --        --        --              --

------------------------

(1) Consists of car allowances.

(2) Mr. Barnett terminated his employment with the Company on May 29, 1998. Mr. Barnett continues to serve as a director of the Company.

(3) Mr. Lucas commenced employment with the Company on June 16, 1997.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding stock options granted in fiscal 1998 to the executive officers named in the Summary Compensation Table.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                        NUMBER OF      PERCENTAGE                                      STOCK PRICE
                                         SHARES        OF OPTIONS                                    APPRECIATION FOR
                                       UNDERLYING      GRANTED TO        EXERCISE                    OPTION TERM (1)
                                         OPTIONS      EMPLOYEES IN         PRICE      EXPIRATION   --------------------
NAME                                     GRANTED       FISCAL YEAR       PER SHARE       DATE         5%         10%
-------------------------------------  -----------  -----------------  -------------  -----------  ---------  ---------
Robert L. Praegitzer.................           0          --               --            --          --         --
Matthew J. Bergeron..................      25,000(2)           6.5%      $   13.00       7/18/07     204,388    517,964
Robert J. Versiackas.................      33,957(3)           8.9%      $   13.00       7/18/07     277,618    703,541
                                           25,000(4)           6.5%      $    9.38       4/01/08     147,396    373,532
Daniel J. Barnett (5)................           0          --               --            --          --         --
Gregory L. Lucas.....................      25,000(4)           6.5%      $    9.38       4/01/08     147,396    373,532

------------------------

(1) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed compounded rates of annual stock price appreciation of 5 percent and 10 percent from the date the options were granted over the option term.

(2) 6,250 of these options became exercisable July 18, 1998.

(3) 8,489 of these options became exercisable on July 18, 1998.

(4) 6,250 of these options become exercisable April 1, 1999.

(5) Mr. Barnett terminated his employment with the Company on May 29, 1998. Mr. Barnett continues to serve as a director of the Company.

                  OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table indicates for all executive officers named in the Summary Compensation Table (i) stock options exercised during fiscal 1998, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of June 30, 1998, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.

                                                                    NUMBER OF SHARES SUBJECT    VALUE OF UNEXERCISED IN-THE-
                                                                   TO UNEXERCISED OPTIONS AT      MONEY OPTIONS AT FISCAL
                                  NUMBER OF SHARES                      FISCAL YEAR-END                 YEAR-END (1)
                                     ACQUIRED ON         VALUE     --------------------------  ------------------------------
NAME                                  EXERCISE         REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-------------------------------  -------------------  -----------  -----------  -------------  -------------  ---------------
Robert L. Praegitzer...........          --               --           31,250        93,750      $       0       $       0
Matthew J. Bergeron............          --               --           31,249        68,751      $       0       $       0
Robert J. Versiackas...........          --               --            4,010        70,990      $       0       $       0
Daniel J. Barnett..............          --               --                0             0         --              --
Gregory L. Lucas...............          --               --           12,500        62,500      $       0       $       0

------------------------

(1) Based on last sale price of $5.75 per share of the Common Stock of the Company on June 30, 1998.

EMPLOYMENT ARRANGEMENTS

    In November 1995 the Company entered into an employment agreement with Robert L. Praegitzer, providing an annual base salary of $250,000 with increases over time, and eligibility for bonuses and other Company benefits. Mr. Praegitzer's employment agreement is of an indefinite duration.

    In August 1996 the Company entered into employment agreement with Robert J. Versiackas providing for annual base salary of $130,000 with eligibility for bonuses and other Company benefits. If at the end of each quarter during the first two years of this Agreement the total salary and bonus paid to Mr. Versiackas is less than an annualized rate of $165,000, the Company is required to pay Mr. Versiackas an amount equal to the difference. The agreement may be terminated at any time by the Company for cause, or by Mr. Versiackas upon a material breach by the Company. Upon termination, Mr. Versiackas is entitled to all payments customary under Company policies. Upon termination by the Company without cause, or termination by Mr. Versiackas for cause, Mr. Versiackas, is also entitled to his base compensation for the lesser of (i) one year, and (ii) the time remaining until the expiration of two years after the date of the agreement. After an initial term ending August 26, 1998, the agreement with Mr. Versiackas may be terminated by either party with or without cause upon thirty
(30) days written notice (or, in the case of termination by the Company, with payment of sixty (60) days of base compensation in lieu of thirty (30) days notice).

    Mr. Versiackas has also entered into an agreement with the Company restricting his ability to compete with the Company until two years after termination of his employment and prohibiting disclosure of confidential information and solicitation of the Company's customers or employees.

    In March 1998 the Company entered into an agreement with James M. Buchanan, the Company's Senior Vice President of Sales and Marketing, providing for an annual base salary of $185,000 with eligibility for bonuses and other Company benefits. The agreement provides that Mr. Buchanan's stock options will become fully exercisable upon a change of control of the Company. In addition, if Mr. Buchanan's employment is terminated other than for cause within 18 months of a change of control, he will be entitled to receive his full base salary, insurance coverage and car allowance for 18 months following termination. If Mr. Buchanan is terminated other than for causes related to criminal activity or ethical misconduct during his first 12 months of employment, he will be entitled to receive his base salary for two years following termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company leases its Dallas warehouse facility from Robert L. Praegitzer, with the lease payments totaling $95,150 for the year ended June 30, 1998. The lease rates for the warehouse facility were determined by Mr. Praegitzer, who was the sole shareholder of the Company at the time of determination. The Board of Directors of the Company unanimously concluded that these rates were comparable to rates that could have been obtained from an independent party.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)

    The Compensation Committee consists of three directors and, pursuant to authority delegated by the Board of Directors, determines and administers the compensation of the Company's executive officers. In setting the compensation for the executive officers other than the Chief Executive Officer, the Compensation Committee works closely with the Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the Board of

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

Directors has granted the Compensation Committee full authority to set executive compensation, in practice the decisions of the Compensation Committee are usually reported as recommendations to the full Board of Directors, which has in the past generally approved the recommendations.

    Internal Revenue Code Section 162(m), as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Generally the levels of salary and bonus paid by the Company do not exceed this limit. However, upon the exercise of nonstatutory incentive stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

COMPENSATION PRINCIPLES

    Executive compensation is based on several general principles, which are summarized below:

    - Provide competitive total compensation that enables the Company to attract and retain key executives.

    - Link corporate and individual performance to compensation.

    - Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in the Company.

    - Reward initiative.

COMPENSATION COMPONENTS

    The primary components of the Company's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

    BASE SALARY. Executive officer base salaries for fiscal 1998 were established by the Compensation Committee to provide salary levels appropriate for the responsibilities of the executive officers of the Company. In determining salaries, the Compensation Committee took into account individual experience, job responsibility and individual performance. No specific weight was attached to these factors in establishing base salaries. For fiscal 1999 and future years, the Company will continue to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the electronics industry. When determining salaries, the Compensation Committee will also take into account individual experience levels, job responsibility and individual performance. Each executive officer's salary will be reviewed annually, and increases to base salary will be made to reflect competitive market increases and the individual factors described above.

    STOCK OPTIONS. The Plan is intended as a long-term incentive plan for executive officers, managers and other key employees of the Company. The objectives of the Plan are to align employee and shareholder long-term interests by creating a direct link between compensation and shareholder value. The Compensation Committee administers the Plan and recommends to the full Board of Directors awards of stock options to executive officers and other employees of the Company. Options granted under the Plan generally have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Fair market value is established by the Board of Directors, upon recommendation of the Compensation Committee, as the closing price as reported on the Nasdaq National Market on the date of grant. Options generally become exercisable over a four-year period with 25% of the options exercisable at the end of each year from date of grant. Stock options generally have a ten-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the Compensation Committee's subjective assessment of performance, among other factors. In fiscal 1998 the Board of Directors, upon recommendation of the Compensation Committee, made the following option grants of Company Common Stock under the Plan to executive officers of the Company: Matt Bergeron--25,000 shares, Robert J. Versiackas--58,957 shares, Gregory L. Lucas--25,000 shares, and James M. Buchanan--125,000. The Compensation Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee and the Board of Directors set Mr. Praegitzer's compensation for fiscal 1998. They employed the same criteria that the Compensation Committee used to set compensation for the other executive officers. The Compensation Committee and the Board of Directors reviewed the data within the electronics industry and similar size firms. They based Mr. Praegitzer's salary on their findings of other executives with his level of experience, and recognized Mr. Praegitzer's individual performance and important contributions to the Company's increased revenue and earnings growth.

                                          COMPENSATION COMMITTEE MEMBERS

                                          Gordon B. Kuenster
                                          Theodore L. Stebbins
                                          Merrill A. McPeak

                             PERFORMANCE GRAPH (1)

    Set forth below is a graph that compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and a peer group of companies in the Company's industry (SIC 3672) over the period indicated (assuming the investment of $100 in the Company's Common Stock on April 4, 1996, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph.

                COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG PRAEGITZER INDUSTRIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              PRAEGITZER INDUSTRIES, INC.       PEER GROUP        NASDAQ STOCK MARKET (U.S.)
4/4/96                                100.00           100.00                            100.00
6/96                                  113.16            89.08                            106.47
6/97                                  117.11           169.78                            129.45
6/98                                   60.53           159.75                            170.87

*$100 INVESTED ON 4/04/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

                            INDEPENDENT ACCOUNTANTS

    Representatives of Deloitte & Touche LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and beneficial owners of more than 10 percent of the Common Stock are required by the SEC regulation to furnish the Company with copies of all section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all section 16(a) filing requirements applicable to its executive officers and directors have been complied with, except a Form 5 was not timely filed by Daniel J. Barnett and Forms 3 were not timely filed by Scott D. Gilbert, Angela
R. Gibson, Gordon B. Kuenster and Gregory L. Lucas.

                            DISCRETIONARY AUTHORITY

    Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposals to be considered for inclusion in proxy material for the Company's 1999 annual meeting must be received at the principal executive office of the Company no later than June 9, 1999. In accordance with amendments adopted on May 21, 1998 to Rule 14a-4 under the Securities and Exchange Act of 1934, if notice of a shareholder proposal to be raised at the annual meeting of shareholders is received at the principal executive offices of the Company after August 23, 1999 (45 days prior to the month and date in 1999 corresponding to the date on which the Company mailed its proxy materials for the 1998 annual meeting), proxy voting on that proposal when and if raised at the 1999 annual meeting will be subject to the discretionary voting authority of the designated proxy holders.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert L. Praegitzer
                                          CHIEF EXECUTIVE OFFICER
                                            AND CHAIRMAN OF THE BOARD

Dallas, Oregon
October 7, 1998

                                   APPENDIX A
                     1995 STOCK INCENTIVE PLAN, AS AMENDED

                          PRAEGITZER INDUSTRIES, INC.
                           1995 STOCK INCENTIVE PLAN
                          AS AMENDED NOVEMBER 6, 1998

    1. PURPOSE. The purpose of this Stock Incentive Plan (the "Plan") is to enable Praegitzer Industries, Inc. (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

    2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed <#>1,500,000</#> <*>2,700,000</*> shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

    3.  EFFECTIVE DATE AND DURATION OF PLAN.

        (a) EFFECTIVE DATE. The Plan shall become effective as of December 19, 1995. No option, stock appreciation right or performance unit granted under the Plan <#> to an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (an "Officer") or a director, and no incentive stock option,</#> shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

        (b) DURATION. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

    4.  ADMINISTRATION.

        (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

        (b) COMMITTEE. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and
    15. <#>If awards are to be made under the Plan to Officers or directors, authority for selection of Officers and directors for participation and decisions concerning the timing, pricing and amount of a grant or award, if not determined under a formula meeting the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall be delegated to a committee consisting of two or more disinterested directors.</#>

    5. TYPES OF AWARDS; ELIGIBILITY. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of Common Stock in connection with the hiring of the employee or 50,000 shares of Common Stock in any calendar year otherwise.

    6.  OPTION GRANTS.

        (a)  GENERAL RULES RELATING TO OPTIONS.

            (i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

            (ii) Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option. <#>Unless otherwise determined by the Board of Directors, if an Officer or a director exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.</#>

           (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors <#>with respect to an option granted to a person who is neither an Officer nor a director of the Company,</#> each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

            (iv) Termination of Employment or Service.

               (A) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

               (B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

               (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

               (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

               (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

            (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in THE WALL STREET JOURNAL on the last trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

        (b) INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be subject to the following additional terms and conditions:

            (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

            (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

           (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

            (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the Common Stock as shall be specified by the Board of Directors.

            (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

            (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

        (c) NON-STATUTORY STOCK OPTIONS. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in Section 6(a) above:

            (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

            (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

    7. STOCK BONUSES. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of

Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. <#>Unless otherwise determined by the Board of Directors, shares awarded as a stock bonus to an Officer or a director may not be sold until six months after the date of the award.</#> The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

    8. RESTRICTED STOCK. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. <#>Unless otherwise determined by the Board of Directors, shares issued under this paragraph 8 to an Officer or a director may not be sold until six months after the shares are issued.</#> The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

    9.  STOCK APPRECIATION RIGHTS.

        (a) GRANT. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

        (b)  EXERCISE.

            (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

            (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates. <#>Unless otherwise determined by the Board of Directors, no stock appreciation right granted to an Officer or director may be exercised during the first six months following the date it is granted.</#>

           (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

            (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

            (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

            (vi) Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors <#>with respect to a stock appreciation right granted to a person who is neither an Officer nor a director of the Company</#>, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder.

           (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

          (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

    10.  CASH BONUS RIGHTS.

        (a) GRANT. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors <#>with respect to a cash bonus right granted to a person who is neither an Officer nor a director of the Company</#>, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

        (b) CASH BONUS RIGHTS IN CONNECTION WITH OPTIONS. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

        (c) CASH BONUS RIGHTS IN CONNECTION WITH STOCK BONUS. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

        (d) CASH BONUS RIGHTS IN CONNECTION WITH STOCK PURCHASES. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

        (e) TAXES. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

    11. PERFORMANCE UNITS. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors
<#>with respect to a performance unit granted to a person who is neither an
Officer nor a director of the Company</#>, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

    12. FOREIGN QUALIFIED GRANTS. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

    13.  CHANGES IN CAPITAL STRUCTURE.

        (a) STOCK SPLITS; STOCK DIVIDENDS. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

        (b) MERGERS, REORGANIZATIONS, ETC. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

            (i) Outstanding options shall remain in effect in accordance with their terms.

            (ii) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

           (iii) The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

        (c) DISSOLUTION OF THE COMPANY. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

        (d) RIGHTS ISSUED BY ANOTHER CORPORATION. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

    14. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

    15. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

    16. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

    17. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

    18.  OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

        (a) INITIAL BOARD GRANTS. Each person who is a Non-Employee Director when the Plan is adopted or who becomes a Non-Employee Director thereafter shall be automatically granted an option to purchase 20,000 shares of Common Stock on the date the Plan is approved by the shareholders of the Company or when he or she becomes a Non-Employee Director. A "Non-Employee Director" is a director who is not an employee of the Company or any of its subsidiaries.

        (b) ADDITIONAL GRANTS. Each Non-Employee Director shall be automatically granted an option to purchase additional shares of Common Stock in each calendar year subsequent to the year in which such Non-Employee Director was granted an option pursuant to paragraph 18(a), such option to be granted as of the date of the Company's annual meeting of shareholders held in such calendar year, provided that the Non-Employee Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 5,000 shares for each Non-Employee Director.

        (c) EXERCISE PRICE. The exercise price of options for 20,000 shares granted pursuant to paragraph 18(a) as of the date the Plan is approved by the Shareholders of the Company shall be equal to the price per share to the public in the Company's initial public offering, unless otherwise determined by the Board. The exercise price of all other options granted pursuant to this paragraph 19 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 6(b)(iv).

        (d) TERM OF OPTION. The term of each option granted pursuant to this paragraph 18 shall be 10 years from the date of grant.

        (e) EXERCISABILITY. Until an option expires or is terminated and except as provided in paragraphs 18(f) and 13, an option granted under this paragraph 18 shall be exercisable according to the following schedule: 33 1/3% for each complete year of continuous service after the date of grant, rounded up to the next full share, until fully vested.

        For purposes of this paragraph 18(e), a complete year shall be deemed to be the period which starts on the day of grant and ends on the same day of the following calendar year, so that each successive "complete year" ends on the same day of each successive calendar year.

        (f) TERMINATION AS A DIRECTOR. If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director.

        (g) NONTRANSFERABILITY. Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

        (h) EXERCISE OF OPTIONS. Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with paragraph 6(a)(v).

Adopted: December 19, 1995

AMENDED: NOVEMBER 6, 1998

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example   X



                                     PROXY

                          PRAEGITZER INDUSTRIES, INC.
                        ANNUAL MEETING, NOVEMBER 6, 1998

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Robert L. Praegitzer and Matthew J. Bergeron, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of Praegitzer Industries, Inc. (the "Company") on November 6, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Election of Directors:  / / FOR ALL NOMINEES       / / WITHHOLD AUTHORITY
                               EXCEPT AS MARKED TO        TO VOTE FOR ALL
                               THE CONTRARY BELOW.        NOMINEES LISTED BELOW.

(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name below.)
Robert L. Praegitzer, Matthew J. Bergeron, Daniel J. Barnett,
Theodore L. Stebbins, Merrill A. McPeak, Gordon B. Kuenster

2. Amendment of the Company's 1995 Stock Incentive Plan to increase the total number of shares reserved under the plan from 1,500,000 to 2,700,000 shares and to make other changes described in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders.

                       / / FOR     / / AGAINST  / / ABSTAIN

3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

                    (Continued and to be signed on the other side)

                                 FOLD AND DETACH HERE

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors and for the amendments to the Plan. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

                                       Shares:

P                                       Date:                      , 1998
R                                            ----------------------
O
X                                       ---------------------------------
Y                                            Signature or Signatures

                                       Please date and sign as name is
                                       imprinted hereon, including
                                       designation as executor, trustee,
                                       etc., if applicable.  A corporation
                                       must sign its name by the president or
                                       other authorized officer.

                                       The Annual Meeting of Shareholders of
                                       Praegitzer Industries, Inc. will be
                                       held on November 6, 1998 at 2:00 p.m.,
                                       Pacific Time, at The Governor Hotel,
                                       611 SW Tenth, Portland, Oregon.

PLEASE NOTE: ANY SHARES OF STOCK OF THE COMPANY HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF; THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF THE COMPANY ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTIONS OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY TO VOTE THE SHARES.

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